Exhibit 10.1
ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT, FINANCIAL STATEMENT

CONFIDENTIAL SETTLEMENT AGREEMENT & RELEASE

This Confidential Settlement Agreement & Release (“Agreement”) is entered into as of this 13th day of September, 2007, by and among Yahoo! Inc. (“Yahoo!”), and Rapid Link, Inc. formerly known as Dial-Thru International Corporation (“Rapid Link”), which are collectively referred to herein as the “Parties.”

The Parties enter into this Agreement with reference and agree to the following:

RECITALS

Whereas, Yahoo! is a Delaware corporation with its principal place of business in California.

Whereas, Rapid Link, Inc. is a Delaware corporation with its principal place of business in California.

Whereas, Rapid Link, Inc. was formerly known as Dial-Thru International Corporation.

Whereas, there is a lawsuit pending in Superior Court of California, County of Los Angeles (Case No. SC 087271) in which Rapid Link has filed a complaint, styled Dial-Thru International Corporation v. Yahoo! Inc. et al., against Yahoo!, along with additional defendants that have separately settled all claims with Rapid Link, Inc. / Dial-Thru International Corporation, for Breach of Contract and Unjust Enrichment  (“the Action”).

Whereas, on August 30, 2007, the Parties attended a Mandatory Settlement Conference before the Hon. John A. Kronstadt.

Whereas, without any party conceding the correctness of the position of any other party and in order to avoid the costs and burden of further litigation, without any admission of wrongdoing or liability, the Parties hereby agree to fully and finally settle and conclude any and all disputes between them fully, finally and completely on the following terms.

NOW THEREFORE, for and in consideration of the mutual promises, covenants, releases and representations set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the undersigned parties agrees as follows:

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE

TERMS AND CONDITIONS
1.	PAYMENT TO RAPID LINK

Yahoo! shall pay Rapid Link the amount of  $475,000 in one lump sum payment within ten (10) days of the execution of this agreement.  The payment shall be made via wire transfer to the trust account of Robert L. Esensten, who is counsel of record for Rapid Link in the Action.

2.	DISMISSAL WITH PREJUDICE BY RAPID LINK

Within three (3) days of receipt of the payment referenced in paragraph 1 of this Agreement, Rapid Link shall execute and file by and on behalf of all plaintiffs in the Action, including Dial-Thru International Corporation, a Dismissal with Prejudice of its Complaint in the Action, in the Superior Court of California, County of Los Angeles, against Yahoo! (Case No. SC 087271), and shall mail a copy of the filed Dismissal to Yahoo!’s counsel.

3.	MUTUAL RELEASES

Rapid Link, Inc., formerly known as Dial-Thru International Corporation, on behalf of itself and Dial-Thru International Corporation, and each of its past, present, and future partners, attorneys, administrators, agents, trustees, joint venturers, parents, assigns, successors, predecessors, affiliated companies, trusts, officers, directors, employees, representatives, agents, insurers, and all those claiming by, through or under them, on one hand, and Yahoo! Inc. and its past, present, and future partners, attorneys, administrators, agents, trustees, joint venturers, parents, assigns, successors, predecessors, affiliated companies, trusts, officers, directors, employees, representatives, agents, insurers, and all those claiming by, through or under them, on the other hand, hereby mutually fully release, waive and forever discharge each other, their past, present, and future partners, attorneys, administrators, agents, trustees, joint venturers, parents, assigns, successors, predecessors, affiliated companies, trusts, officers, directors, employees, representatives, agents, insurers, and all those claiming by, through or under them, from any and all past, present and future obligations, promises, duties, claims, demands, liens, warranties, costs, fees, expenses, damages, actions, causes of action, suits in law or in equity, or for contribution, indemnity and/or other action, conduct or, omission arising out of or related to any relationship between the parties and any and all claims, events or incidents asserted or which could have been asserted in the Action, whether now known or unknown.

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE

 It is the intention of the Parties to reserve no past, present or future rights, benefits, obligations, promises, duties, claims, demands, liens, warranties, costs, fees, expenses, damages, actions, causes of action, suits in law or in equity, or for contribution or indemnity in any way arising out of or relating to the Action.

4.	CIVIL CODE SECTION 1542 WAIVER

With respect to the matters released in paragraph 3, the Parties hereby expressly waive all rights under the provisions of Section 1542 of the Civil Code of the State of California and any similar rights in any state or territory or under any similar statute or regulation of the United States or any of its agencies.  Section 1542 of this California Civil Code reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if  known by him or her must have materially affected his or her settlement with the debtor.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge, Yahoo! and Rapid Link expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims of whatever kind arising out of or related to any matters existing as of date of this Agreement, whether known or unknown, and that this Agreement extinguishes all such claims.

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE

In executing this Release, the Parties each acknowledge that each  party has read this Agreement, that each has discussed it thoroughly with its attorneys and that each voluntarily waives and relinquishes any and all claims of any kind, known or unknown, existing as of the date of this Agreement, and that each party voluntarily waives and relinquishes the provisions of Section 1542 of the California Civil Code.

5.	BEARING OWN ATTORNEYS' FEES & COSTS

Each of the Parties shall bear its own respective attorneys’ fees and costs in connection with the Action.

6.	COVENANT NOT TO SUE

Rapid Link and Yahoo each covenants and agrees never to commence, in any way, or prosecute any action or any other proceeding based in whole or in part upon claims, demands, debts, judgments, causes of action, obligations, damages and liabilities, of any nature whatsoever, released herein, except to the extent necessary to enforce the terms of this Agreement.

7.	CONSULTATION WITH COUNSEL

The Parties acknowledge and represent that each of them have been given an opportunity to consult with, and has been represented by and has consulted with, an attorney of its own choice in connection with the execution of this Agreement, and has relied upon the advice of such attorney in executing this Agreement.

8.	BINDING

The provisions of this Agreement shall inure to the benefit of, and shall be binding upon the Parties, and their respective partners, attorneys, administrators, agents, trustees, joint venturers, parents, successors, predecessors, assigns, affiliated companies, trusts, officers, directors, employees, representatives, agents, insurers, and all those claiming by, through or under them.

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE

9.	ENTIRE AGREEMENT

This Agreement constitutes an integration of the entire understanding and agreement of the Parties with respect to the subject matter hereof.  Any representations, warranties, promises, or conditions, whether written or oral, not specifically and expressly incorporated in this Agreement, shall not be binding on any of the Parties, and each of the Parties acknowledge that they have not relied, in entering into this Agreement, on any representation, warranty, promise or condition not specifically and expressly set forth in this Agreement.  When fully executed, this Settlement Agreement supersedes any other earlier or contemporaneous agreements, communications, or discussions between the Parties, or any of them, which shall be of no force or effect.

10.	ASSUMPTION OF RISK AND DIFFERENCES IN FACT

Other than representations and warranties made herein, each of the Parties acknowledges that if the facts with respect to which this Agreement is executed are found hereafter to be different from what it now believes those facts to be, each expressly accepts and assumes the risk of such possible differences and agrees that this Agreement shall be, and shall remain, effective, notwithstanding such differences.

11.	AMENDMENTS

The Parties agree that any amendments or modifications to this Agreement shall be deemed null and void unless such amendments and modifications are in writing, specifically refer to this Agreement and are signed by authorized representatives of all Parties.

12.	ATTORNEYS' FEES FOR ENFORCEMENT

If any action or legal proceeding is instituted by any party hereto to enforce the terms of this Agreement, the prevailing party therein shall recover reasonable attorneys’ fees and costs in connection with such action or proceeding.

13.	AUTHORITY TO EXECUTE

The individuals executing this Agreement represent and warrant that they are unconditionally authorized to execute this agreement on behalf of each respective party.  The individual executing this Agreement for Rapid Link specifically warrants that he has been unconditionally authorized by the Board of Directors of Rapid Link, Inc. to execute this agreement on behalf of the company Rapid Link, Inc formerly known as Dial-Thru International Corporation.

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE

14.	COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which when solely executed shall be deemed an original, but all which counterparts together shall constitute one and the same instrument.

15.	SEVERABILITY

In the event that any provision of this Agreement is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

16.	CLAIMS NOT ASSIGNED

Rapid Link warrants that as of the date of this Confidential Settlement and Release, it is the sole owner and holder of the claims asserted in the complaint in the Action.

The Parties represent and warrant that they have not previously sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action released in this Agreement.

17.	ENFORCEMENT OF THIS AGREEMENT

This agreement may be enforced by any party hereto by a motion under Code of Civil Procedure section 664.6 or by any other procedure permitted by law in the Superior Court of Los Angeles County.  This Agreement and any claims or disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of California.

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE

18.	CONFIDENTIALITY OF AGREEMENT

The Parties agree that the fact of this Agreement and the terms of this Agreement including any numbers or sums due or payable under the Agreement, and any discussions or negotiations relating thereto, and/or, any and all matters raised in and related to the Action, shall be considered strictly confidential and shall not be disclosed by the Parties or their attorneys or agents to any person or entity not named as a Party herein.  Neither the Parties, their agents or attorneys shall communicate to any other person , including but not limited to any wire service, newspaper, radio, Internet, website, webpage, blog, message board or television reporter or any other media representative including any legal article, legal periodical, journal or case/settlement gathering source or any other person or entity, verbally or by nonverbal means, directly or indirectly, the fact of a settlement between the parties, the existence of this Agreement or its terms and conditions or any of the facts or information relating to any of the claims released herein.  Subject to the foregoing, the Parties may disclose the Agreement to:  (a) as necessary to officers, board members or personnel for compliance and implementation of the terms of the Agreement; or (b) to the Parties’ accountants, attorneys, tax advisers or investors to whom disclosure is necessary.  To the extent that a disclosure must be made in SEC filings, only that information which is necessary to comply with SEC requirements may be disclosed.  The Parties, their agents or attorneys agree that they will not publicize or refer to any SEC filings that discuss the settlement and that they will respond to any inquiry relating to the settlement agreement or any of the claims released herein with “no comment.”  The fact that information regarding the settlement may be disclosed in SEC filings for the limited purpose of complying with SEC requirements imposed by law does not alter the Parties’ obligation to keep the fact and the terms of this Agreement strictly confidential.  For this reason, any comment regarding any SEC disclosure, other than a required response to a government entity, will be considered a breach of this Agreement.  If either Party is served with valid legal process seeking the production of this Agreement, prior to producing this Agreement the Party served with the valid legal process will provide 10 days written notice to the other Party to the Agreement.

The Parties agree that this confidentiality provision is waived for purposes of enforcing this agreement as set forth above in section 17.

19.	NO ADMISSION OF LIABILITY

The Parties acknowledge and agree that the settlement contained in this Agreement is the result of compromise between the Parties and shall never at any time or for any purpose be considered as an admission of liability, breach or responsibility on the part of any party released hereby.

20.	NEUTRAL INTERPRETATION

In any action to interpret or construe the terms of this Agreement, this Agreement shall be considered the product of negotiation by and among the Parties hereto.  No clause or provision shall be interpreted more strongly in favor of or against one party or the other, based upon the source of the draftsmanship, but shall be interpreted in a neutral manner.

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE

21.	HEADINGS

The headings within this Agreement are for the purpose of reference only and shall not limit or otherwise affect any terms of this Agreement.

22.	ACKNOWLEDGMENT

EACH PERSON WHO SIGNS THIS AGREEMENT REPRESENTS AND WARRANTS THAT HE OR SHE: HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS AGREEMENT AND ITS FINAL AND BINDING EFFECT; HAS BEEN AFFORDED SUFFICIENT TIME AND OPPORTUNITY TO REVIEW THIS AGREEMENT WITH ADVISORS OR ATTORNEYS OF HIS, HER, OR ITS CHOICE; HAS HAD AN OPPORTUNITY TO NEGOTIATE WITH REGARD TO THE TERMS OF THIS AGREEMENT; IS FULLY COMPETENT TO MANAGE HIS, HER, OR ITS OWN BUSINESS AFFAIRS AND TO ENTER INTO OR SIGN THIS AGREEMENT; HAS SIGNED THIS AGREEMENT KNOWINGLY, FREELY AND VOLUNTARILY; AND THAT THE ONLY PROMISES MADE TO INDUCE HIM, HER OR IT TO ENTER INTO THIS AGREEMENT AND RELEASE ARE THOSE STATED HEREIN.

YAHOO!, INC.

Signed:
Title:

RAPID LINK, INC. Formerly Known As
DIAL-THRU INTERNATIONAL CORPORATION

Signed:
Title:

CONFIDENTIAL SETTLEMENT
AGREEMENT & RELEASE